Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement (No. 333-224646) on Form S-3 (Amendment No.3) of our report dated June 2, 2020, relating to the consolidated financial statements of Future Fintech Group, Inc. as of and for the year ended December 31, 2019 to all references to our firm included in this Registration Statement filed with the U.S. Securities and Exchange Commission on December 4, 2020.

/s/ B F Borgers CPA PC

Lakewood, Colorado

December 4, 2020